UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009 (September 21, 2009)

SEACOR Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida 33316

(Address of principal executive offices) (Zip Code)

(954) 532-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2009, SEACOR Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as the representatives of the several underwriters named therein, in connection with the offer and sale of $250.0 million of the Company’s 7.375% Senior Notes due 2019 (the “Notes”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein. The Underwriting Agreement is also incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-162024) (the “Registration Statement”).

The Notes are governed by an indenture dated as of January 10, 2001, between the Company (as successor to SEACOR SMIT Inc.) and U.S. Bank National Association, as trustee, as supplemented by a second supplemental indenture dated September 24, 2009 (the “Supplemental Indenture”). The foregoing disclosure is qualified in its entirety by reference to the Supplemental Indenture (including the form of the Notes), which is attached hereto as Exhibit 4.1 and incorporated by reference herein and in the Registration Statement.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes at closing. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 21, 2009, between SEACOR Holdings Inc. and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as the representatives of the several underwriters named therein.

4.1	Supplemental Indenture, dated September 24, 2009, between SEACOR Holdings Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Global Note representing the 7.375% Senior Notes due 2019 (included in Exhibit 4.1).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

Date: September 24, 2009	By:	/s/ Richard Ryan
		Name:	Richard Ryan
		Title:	Senior Vice President and
Chief Financial Officer

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